UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
SCHEDULE 14A
(Rule 14a 101)
_________________
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SenesTech, Inc.
(Name of Registrant as Specified in its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

SENESTECH, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2025
Dear Stockholder:
The Annual Meeting of Stockholders (the “Annual Meeting”) of SenesTech, Inc., a Delaware corporation, will be held on Monday, June 9, 2025 at 12:00 p.m., Mountain Standard Time, at 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement.
The Annual Meeting will be held for the following purposes:
1.To elect Joel L. Fruendt and Matthew K. Szot as Class III directors, each to serve for a three-year term until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2024 (“say-on-pay”);
3.To approve an amendment to our 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock available for issuance under the 2018 Plan by 900,000 shares (the “2018 Plan Amendment”);
4.To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
5.To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying certain warrants issued by us pursuant to those certain Inducement Letters, dated as of March 9, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, by and between us and H.C. Wainwright & Co, LLC, dated as of February 26, 2025, in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such warrants (the “Issuance Proposal”);
6.To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the outstanding shares of our common stock if necessary to remain listed on Nasdaq, by a ratio of not less than 1-for-2 shares and not more than 1-for-12 shares, with the exact ratio to be set at a whole number within this range by our board of directors in its sole discretion (the “Reverse Stock Split Proposal”);
7.To approve an adjournment of the Annual Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Issuance Proposal and the Reverse Stock Split Proposal (the “Adjournment Proposal”); and
8.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
Our board of directors has fixed the close of business on April 10, 2025 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 10, 2025 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.
It is important that your shares be represented and voted, regardless of whether you plan to attend the Annual Meeting. You may vote in advance of the Annual Meeting on the Internet, by telephone or by completing and mailing a proxy or voting card. Voting in advance by Internet, telephone or mail will ensure your shares are represented at the Annual Meeting. If you attend the meeting, you may choose to revoke your proxy and vote in person.

We are furnishing proxy materials to our stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of our stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Annual Meeting of Stockholders, the Proxy Statement, our proxy card, and our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. If requested, stockholders will receive a paper copy of the proxy materials by mail.
On behalf of management and our board of directors, we thank you for your continued support and interest in SenesTech, Inc.

Sincerely,
/s/ Joel L. Fruendt
Joel L. Fruendt
President and Chief Executive Officer
Surprise, Arizona
April 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 9, 2025: The proxy statement and annual report to stockholders are available at http://senestech.investorroom.com/.

i

SENESTECH, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
PROCEDURAL MATTERS
General
The enclosed proxy is being solicited by the board of directors for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 9, 2025 at 12:00 p.m., Mountain Standard Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.
This year’s Annual Meeting will be held at 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, and the telephone number of the principal executive office is (928) 779-4143. As used in this proxy statement, “we,” “us,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation.
On or about April 29, 2025, we are mailing stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement. The Notice contains instructions on how to access those documents over the Internet, which are available at http://senestech.investorroom.com/. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.
We were incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
Record Date and Outstanding Shares
Only stockholders of record at the close of business on April 10, 2025 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, $0.001 par value. As of the record date, 1,775,930 shares of our common stock were issued and outstanding, which shares of common stock are held by approximately 685 stockholders of record.
Can I Submit Questions During the Annual Meeting?
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those relating to employment, products or services or suggestions for product innovations may not be considered pertinent to meeting matters and therefore may not be answered.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to submit your voting instructions by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. If you neither submit by proxy nor vote your shares during the Annual Meeting, your shares will not be voted if you are a registered stockholder. If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. See “Quorum; Abstentions; Broker Non-Votes; Results” below for more information.
If your shares are registered directly in your name through our stock transfer agent, Transfer Online, or you have stock certificates registered in your name, you may vote:
•By the Internet or by telephone. Follow the instructions included in the proxy card to submit your voting instructions over the Internet or by telephone.
•By mail. If you received a proxy card by mail, you can have your shares voted by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•During the Annual Meeting. You may present your completed, signed and dated proxy card in person at the Annual Meeting to the Inspector General. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on June 8, 2025.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.
Revocability of Proxies
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by submitting your proxy by the Internet or by telephone as instructed above; or
•by notifying the Secretary of our company in writing before the Annual Meeting that you have revoked your proxy.
Solicitation
We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor for the Annual Meeting. We have agreed to pay Alliance $11,500, plus reasonable out-of-pocket expenses, for proxy solicitation services and, if needed, additional fees for telephone solicitation. All related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.
Stockholders of Record and “Street Name” Holders
Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.
Quorum; Abstentions; Broker Non-Votes; Results
At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of one-third (1/3) of the stock issued and outstanding and entitled to vote are present in person or represented by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.
Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority, i.e., “routine” matters under The Nasdaq Stock Market LLC, or Nasdaq, rules. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because such broker or other nominee either does not exercise its discretionary voting authority or does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
The “routine” proposals you are being asked to vote on at the Annual Meeting are the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Four), the Reverse Stock Split Proposal (Proposal Six) and the Adjournment Proposal (Proposal Seven). The

other proposals concerning the election of directors (Proposal One), say-on-pay (Proposal Two), the 2018 Plan Amendment (Proposal Three) and the Issuance Proposal (Proposal Five), are considered “non-routine” matters, which means that your bank or broker will not be permitted to vote your shares on such proposals at the Annual Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.
Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting.
We intend to publish final voting results of the Annual Meeting in a Current Report on Form 8-K, which we expect will be filed within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish results as to matters for which we have final votes and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Required Votes and Voting
Each holder of common stock is entitled to one vote for each share held. Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1.Election of directors	For or withhold on each nominee.	Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The nominees for election to the board of directors who receive the greatest number of votes cast “FOR” the election of the directors by the shares present, in person or by proxy, will be elected to the board of directors.	No effect.	No effect.
2.Non-binding advisory vote on the compensation of our named executive officers for fiscal 2024 (“say-on-pay”)	For, against, or abstain.	The advisory vote on the compensation of our named executive officers is non-binding, but our board of directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.	Against.	No effect.
3.Approval of an amendment to our 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock available for issuance under the 2018 Plan by 900,000 shares (the “2018 Plan Amendment”)
	For, against, or abstain.	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	No effect.
4.Ratification of Appointment of M&K CPAS, PLLC as our independent registered public accounting firm for fiscal year 2025	For, against, or abstain.	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	Brokers have discretion to vote.
5.Issuance Proposal	For, against or abstain	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	No effect.
6.Reverse Stock Split Proposal	For, against or abstain.	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	Brokers have discretion to vote.
7.Adjournment Proposal	For, against or abstain.	“FOR” votes from the holders of a majority of shares present and entitled to vote on this proposal.	Against.	Brokers have discretion to vote.
All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted “FOR” each of the director nominees, “FOR” the approval of the compensation of our named executive officers for fiscal 2024, “FOR” the approval of an amendment to our 2018 Plan to increase the number of shares of common stock available for issuance under the 2018 Plan by 900,000 shares, “FOR” the ratification of appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the Issuance Proposal, “FOR” the Reverse Stock Split Proposal, and “FOR” the Adjournment Proposal.
If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Deadlines for Receipt of Stockholder Proposals
Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered timely pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2026, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than December 29, 2025. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.
In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act and Section 2.4 of our Amended and Restated Bylaws, as amended (“Bylaws”), and may be brought before the 2026 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than the close of business on February 13, 2026 and no later than the close of business on March 15, 2026.
Further, our Bylaws, provide that only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought in accordance with Section 2.4 of our Bylaws.
All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, Attention: Secretary.
Paper Copy of Proxy Materials
If you want to receive a paper copy of these proxy materials, including any documents incorporated herein by reference but excluding exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “2024 Annual Report”) you may request one at no cost to you by writing to SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, Attention: Secretary.
Annual Report and Other Matters
Our 2024 Annual Report, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
Our Bylaws provide that the authorized number of directors of our company are fixed by the board of directors from time to time. The board of directors is currently set at six directors. If for any reason directors are not elected at the annual meeting of our stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.
Currently, the board of directors is divided into three classes, and directors in each class are elected to serve a three-year term. The term of the current Class III directors expires at this year’s Annual Meeting. The term of the Class I directors expires at our 2026 annual meeting of stockholders, and the term of the Class II directors expires at the 2027 annual meeting of stockholders. A director serves in office until a successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors would currently be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the total number of directors.
Set forth below is certain information regarding the director nominees and each of the incumbent directors whose terms will continue following the Annual Meeting.
Nominees for Director
The board of directors has nominated Joel L. Fruendt and Matthew K. Szot as Class III directors, each of whom will stand for re-election at our Annual Meeting of Stockholders subject to election for a three-year term expiring at our 2028 annual meeting of stockholders.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Mr. Fruendt and Mr. Szot to the board of directors. These individuals have indicated that they will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the board of directors. As there are two nominees, proxies may be voted for up to two persons.
Nominees and Continuing Directors
The following table sets forth the names and certain information as of the record date regarding the nominees and each director of our company continuing in office after the Annual Meeting:

Name of Director	Age	Position	Director Since	Term Expires
Jamie Bechtel, JD, Ph.D.	52	Chair of the Board and Director(1)	2018	2027 (Class II)
Joel L. Fruendt	64	Director, President and Chief Executive Officer	2022	2025 (Class III)
Phil N. Grandinetti III	53	Director(1)(3)	2020	2027 (Class II)
Jake S. Leach	47	Director(2)	2020	2026 (Class I)
Joshua M. Moss	53	Director(2)	2025	2026 (Class I)
Matthew K. Szot	50	Director(1)(2)(3)	2015	2025 (Class III)
____________
(1)Member of the compensation committee.
(2)Member of the audit committee.
(3)Member of the nominating and corporate governance committee.

Director Nominees
Joel L. Fruendt has served as a director and Chief Executive Officer of our company since November 2022 and as President since December 2022. Mr. Fruendt previously served as the President and Chief Executive Officer of Safe Reflections, Inc., a provider of colorfast, durable, reflective solutions to the occupational safety and military training apparel markets, from 2020 to 2022. Mr. Fruendt held various management roles at Clarke Environmental Inc., a pest control product and services company, from 2005 to 2020, including Vice President and General Manager and Vice President and General Manager – Services. From 2000 to 2005, Mr. Fruendt served as the Vice President – Sales at Moore Diversified Products, a plastic conduit products and custom metal enclosures manufacturing company. From 1992 to 2000, Mr. Fruendt served as the Vice President, GM – NSC Division with Waste Management Inc., a thermoplastic liner, geotextile, and geosynthetic construction products manufacturing and installation company. We believe that Mr. Fruendt is qualified to serve as a member of our board of directors because of his role as our Chief Executive Officer and his experience in the pest control industry, with new product development and with managing high growth companies makes.
Matthew K. Szot has served as a director of our company since December 2015. Mr. Szot served as Vice Chairman of our board of directors from June 2022 to June 2023 when we eliminated the role. He is currently the Chief Financial Officer of Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a late-stage biopharmaceutical company where he has served since May 2022. From March 2010 to November 2021, Mr. Szot served as the Chief Financial Officer of S&W Seed Company, a Nasdaq-listed agricultural seed biotechnology company. Since September 2020, Mr. Szot has served on the board of directors and as Chairman of the Audit and Compensation committees of INVO Fertility, Inc, a Nasdaq-listed healthcare services fertility company. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc. a Nasdaq-listed craft spirits company. From February 2007 to October 2011, Mr. Szot served as Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly-traded and privately-held companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the state of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present chief financial officer and director of other public and private companies.
Vote Required
If a quorum is present, the nominees for election to the board of directors receiving the greatest number of votes cast “FOR” the election of the directors by the shares represented at the Annual Meeting will be elected to our board of directors for a three-year term.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S CLASS III DIRECTOR NOMINEES.
Continuing Directors
Jamie Bechtel, JD, Ph.D. has served as a director of our company since January 2018. Dr. Bechtel is the founder of Kito Impact Foundation, a non-profit focused on integrating corporate social responsibility into small and medium sized businesses, and she has been the Chief Executive Officer since February 2018. In addition, Dr. Bechtel was a co-founder of New Course, an organization focused on women-led conservation initiatives, and she has been a board member since August 2009. Dr. Bechtel holds a Ph.D. from Boston University, a law degree from Boston College and a bachelor’s degree from Boston University. We believe that Dr. Bechtel is qualified to serve as a member of our board of directors because she is a highly regarded leader in international conservation, and her work has led to strategic advances in the fields of conservation, sustainable finance and biology.
Phil N. Grandinetti III has served as a director of our company since November 2020. In March 2013, Mr. Grandinetti co-founded WITHit, a wearable tech accessory company, and he serves as its Chief Customer Officer. From February 2005 to March 2013, Mr. Grandinetti served as Vice President of Sales at LightWedge, a global e-book, e reader and tablet accessories brand. Prior to LightWedge, Mr. Grandinetti served as Senior Vice President of Worldwide Sales of GSM Products, an innovative outdoor products company, from February 2002 to February 2005. Mr. Grandinetti has a J.D. from the University of San Diego School of Law and is licensed in the State of California, as well as a B.A. from the University of Iowa in Economics and Political Science. We believe that Mr. Grandinetti is qualified to serve as a member of our board of directors because of his experience with retail sales and marketing and the development and commercialization of new products.
Joshua M. Moss has served as a director of our company since January 2025. Mr. Moss cofounded The Informed Momentum Company (“IMC”) (formerly EAM Global Investors), an investment management company, in 2007 and serves as Co-Portfolio Manager/Analyst for IMC’s Non-U.S. Strategies. From 2006 to 2007, Mr. Moss was a Vice President and Senior Equity Analyst at Allianz Global Investors (“Allianz”), a global investment management firm, and had served as a member of the emerging growth team. From 2002 to 2006, he was the senior analyst on Allianz’s Global

Select Portfolio, a global multi-cap strategy, and concurrently served as the research head for Allianz’s Global Consumer Discretionary sector. Mr. Moss holds an M.B.A. from the Anderson School of Management at the University of California, Los Angeles, and a B.A. from the University of California, San Diego. We believe Mr. Moss is qualified to serve as a member of our board of directors because of his experience in capital markets and international business.
Jake S. Leach has served as a director of our company since November 2020. Mr. Leach is currently the Executive Vice President and Chief Operating Officer of DexCom, Inc., a company that develops, manufacturers, and distributes continuous glucose monitoring systems for diabetes management. Since joining Dexcom, Inc. in March 2004, Mr. Leach served as Executive Vice President and Chief Technology Officer from September 2018 to August 2022, Senior Vice President of Research and Development (“R&D”) from January 2015 to September 2018, and Vice President, R&D from January 2011 to January 2015. Mr. Leach holds a Bachelor of Science degree in Electrical Engineering with a minor in Biomedical Engineering from the University of California, Los Angeles. We believe that Mr. Leach is qualified to serve as a member of our board of directors because of his executive leadership experience with publicly-traded companies, including operations and corporate strategy, as well as his R&D and innovative technology experience, and his commitment to quality and extensive knowledge of domestic and international regulatory requirements.
Executive Officers
The following table sets forth the names and certain information regarding our executive officers as of the record date:

Name	Age	Position
Joel L. Fruendt	64	President, Chief Executive Officer and Director
Thomas C. Chesterman	65	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Mr. Fruendt’s biographical details are set out under the heading “Director Nominees” above.
Thomas C. Chesterman joined our company in September 2015 and has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since December 2015. He has over 25 years of experience as the chief financial officer of a public company in the life science, technology and telecommunications industries. Most recently, he was the Vice President and Treasurer of General Communication Inc., a telecommunications company in Alaska, from 2013 to 2015. Previously, he was the Chief Financial Officer of life science companies Bionovo Inc. from 2007 to 2012, Aradigm Corp. from 2002 to 2007 and Bio-Rad Laboratories, Inc. from 1996 to 2002. Mr. Chesterman is adept at a variety of capital market access techniques and has significant experience in developing the operational and financial infrastructures in companies to help support successful and rapid growth. Mr. Chesterman earned a bachelor’s degree from Harvard University and an M.B.A. from the University of California at Davis.
There are no family relationships among any of our directors and executive officers. None of our directors or executive officers have been involved in any legal proceedings listed in Regulation S-K, Sections 103(c) and 401(f).

CORPORATE GOVERNANCE
Board of Directors Leadership Structure
Our Corporate Governance Principles provide our board of directors with flexibility in determining the appropriate leadership structure for our company. Our board of directors has elected to separate the roles of Chief Executive Officer and Chair of the Board. These positions are currently held by Mr. Fruendt, our President and Chief Executive Officer, and Dr. Bechtel, our Chair of the Board. The board of directors believes that a leadership structure that separates these roles is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chair of the Board provides guidance to the Chief Executive Officer, sets the agendas for and chairs board meetings, presides over executive sessions of the independent directors, establishes priorities and procedures for the work of the full board of directors and provides information to the members of our board of directors in advance of such meetings.
Board of Directors Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken and to monitor compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking
Director Independence
Generally, under the continued listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Bechtel and Messrs. Grandinetti, Leach, Moss and Szot are independent within the meaning of Nasdaq listing standards and that none of such directors has any relationship with our company that would interfere with the exercise of their independent business judgment. The board also determined that Mr. Fruendt, our President and Chief Executive Officer, is not independent due to his role as an executive officer of our company. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Additionally, in determining the independence of Dr. Bechtel, the board of directors considered her position as the Chief Executive Officer of Kito Impact Foundation, which previously provided consulting services to our Company from April 2018 through January 2023. Kito Impact Foundation received $50,400 annually for such services, which included partnership development and positioning services, with a focus on our company’s strategic agenda.
There are no arrangements or understandings between any director or nominee and any other person or entity other than our company pursuant to which the director or nominee receives compensation in connection with that person’s candidacy or service as a director.
Standing Committees and Attendance
The board of directors held a total of four meetings during 2024. All directors attended more than 75% of the aggregate of the meetings of our board of directors and committees thereof, if any, upon which such director served during the period for which the director has been a director or committee member during 2024. The independent directors meet in executive session from time to time.
Our board of directors has a standing audit committee, compensation committee, and nominating and corporate governance committee comprised solely of independent directors. In 2024, the audit committee held four meetings, the compensation committee held nine meetings and the nominating and corporate governance committee held five meetings. Information about these standing committees is set forth below.

Our board of directors forms ad hoc committees from time-to-time to assist the board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate.
Audit Committee
The audit committee currently consists of Matthew K. Szot, who is the chair, Jake S. Leach, and Joshua M. Moss. Delphine François Chiavarini was a committee member until the completion of her term as a director, which ended with the Annual Meeting of Stockholders in July 2024. The board of directors has determined that, after consideration of all relevant factors, each of the current audit committee members qualifies as an “independent” director under applicable SEC and Nasdaq rules. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheets, statements of operations and statements of cash flows. Further, no member of the audit committee has participated in the preparation of our financial statements at any time during the past three years. The board of directors has designated Mr. Szot as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Szot possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter setting forth the functions and responsibilities of the audit committee, which is periodically reviewed by the audit committee and by the board of directors as appropriate. A current copy of the audit committee charter is available on our website at http://senestech.investorroom.com on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the audit committee include:
•overseeing the engagement of our independent public accountants, including pre-approval of services and review of independence and quality control procedures of the independent public accountants;
•reviewing our accounting policies, judgments and assumptions used in the preparation of our financial statements;
•reviewing our audited financial statements and discussing them with the independent public accountants and our management;
•meeting separately with the independent public accountants and our management to consider the adequacy of our internal controls;
•establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving earnings press releases, related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith;
•reviewing our investment policy and financial plans, reporting recommendations to our full board of directors for approval and authorizing actions; and
•discussing with our general counsel (if any) or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on our financial statements.
Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.
Compensation Committee
Our compensation committee currently consists of Jamie Bechtel, who is the chair, Phil Grandinetti III and Matthew K. Szot. Each of the current compensation committee members has been determined by our board of directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter, which is periodically reviewed by the compensation committee and by the board of directors as appropriate. A current copy of the compensation committee charter is available on our website at http://senestech.investorroom.com on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the compensation committee include:
•reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our officers and other managerial employees and the establishment and administration of our employee benefit plans;
•reviewing, at least annually, our compensation philosophy;
•reviewing and recommending to the board of directors for approval the corporate goals and objectives relevant to the Chief Executive Officer and other executive officers;

•reviewing and approving any employment agreements, severance agreements or special compensation or change-in-control arrangements with executive officers;
•determining or recommending to the board of directors the compensation of our executive officers;
•advising and consulting with our officers regarding managerial personnel and development;
•overseeing our compliance with the Nasdaq requirement that, with limited exceptions, stockholders approve equity compensation plans;
•monitoring our compliance with applicable legal requirements of the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to employee compensation and benefits;
•administering our Executive Officer Clawback Policy; and
•evaluating the performance of the Chief Executive Officer.
As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program. The compensation committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.
Pursuant to its charter, the compensation committee has sole authority to retain and/or replace, as needed, any independent legal counsel, compensation and benefits consultants and other experts or advisors as the compensation committee believes to be necessary or appropriate.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Matthew K. Szot, who is the chair, and Phil Grandinetti III. Delphine François Chiavarini was a committee member until the completion of her term as a director, which ended with the Annual Meeting of Stockholders in July 2024. Each of the current nominating and corporate governance committee members has been determined by the board of directors to be independent in accordance with Nasdaq standards. The nominating and corporate governance committee operates under a written charter, which is periodically reviewed by the nominating and corporate governance committee and by our board of directors as appropriate. A current copy of the nominating and corporate governance committee charter is available on our website at http://senestech.investorroom.com/ on the “Documents and Policies” page under the heading “Corporate Governance.” The functions of the nominating and corporate governance committee include:
•evaluating the composition, compensation, size and governance of our board of directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;
•evaluating and recommending candidates for election to our board of directors;
•establishing a policy for considering stockholder nominees for election to our board of directors; and
•reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.
Director Nomination Process
The board of directors has determined that director nomination responsibilities should be overseen by the nominating and corporate governance committee. One of the nominating and corporate governance committee’s goals is to assemble a board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Factors considered by the nominating and corporate governance committee include character, judgment, knowledge, skill, integrity, diversity, including with respect to race, gender, ethnicity and similar characteristics, age, expertise, length of service, independence, experience with businesses and other organizations of comparable size, including experience in animal and health sciences, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of our company and our stockholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the nominating and corporate governance committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. In addition, at least one member of the board of directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of our board of directors should meet the definition of “independent director” under applicable Nasdaq rules. The board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups. The nominating and corporate governance committee and any search firm that it engages are directed to include women and candidates from underrepresented groups in each search pool from which the nominating and corporate governance committee selects director candidates.
The nominating and corporate governance committee identifies director nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The nominating and corporate governance committee also takes into account an incumbent director’s performance as a board member. If any member of the board of directors does not wish to continue in service, if the nominating and corporate governance committee decides not to re-nominate a member for reelection, if the board decided to fill a director position that is currently vacant or if the board of directors decides to recommend that the size of the board of directors be increased, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the board of directors and management are polled for suggestions as to individuals meeting the nominating and corporate governance committee’s criteria. Research may also be performed to identify qualified individuals.
It is the policy of the nominating and corporate governance committee to consider suggestions for persons to be nominated for director that are submitted by stockholders. The nominating and corporate governance committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices by no later than 120 days before the anniversary of the release date of the prior year’s proxy statement, which date is identified in the section titled “Deadlines for Receipt of Stockholder Proposals.” This information should be in writing and should include a signed statement by the proposed nominee that the nominee is willing to serve as a director of our company, a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the nominating and corporate governance committee about the proposed nominee and the nominee’s qualifications. The nominating and corporate governance committee may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information, consent and other provisions relating to stockholder nominees contained in our bylaws. Please see the section above titled “Deadlines for Receipt of Stockholder Proposals” for important information regarding stockholder proposals, including director nominations.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to all of our directors, officers and other employees and consultants. A copy of this policy is available on our website at http://senestech.investorroom.com/ on the “Documents and Policies” page under the heading “Corporate Governance,” or free of charge upon written request to the attention of our Secretary, by regular mail at our principal executive offices, email to inquiries@senestech.com or fax at 928-526-0243. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC. In addition, we have adopted a policy for research misconduct, which also applies to all officers, directors and employees.
Clawback Policy
In 2023, we adopted an Executive Officer Clawback Policy that complies with new SEC and Nasdaq rules, which mandate the recoupment of certain erroneously paid performance-based incentive compensation received by covered persons (as defined in the policy) on or after October 2, 2023 in the event of an accounting restatement. A copy of our Executive Officer Clawback Policy is filed with the SEC as Exhibit 97.1 to our Annual Report on Form 10-K/A.

Anti-Hedging Practices
Although we do not have a formal policy related to hedging transactions, we discourage our management and directors from engaging in hedging and monetization transactions in connection with our securities, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds.
Insider Trading Policies and Procedures
We have adopted a Policy on Insider Trading governing the purchase, sale and/or other disposition of our securities by our directors, officers, and employees. We believe that our Policy on Insider Trading is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Policy on Insider Trading is filed with the SEC as Exhibit 19.1 to our Annual Report on Form 10-K.
DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Jamie Bechtel, JD, Ph.D	$74,500	$32,776	$—		$107,276
Delphine François Chiavarini(3)	16,000	—	—		16,000
Phil N. Grandinetti III(4)	15,000	39,776	—		54,776
Jake S. Leach(5)	—	64,776	—		64,776
Joshua M. Moss(6)	—	—	—	0	—
Matthew K. Szot	59,500	32,776	—		92,276
____________
(1)Represents the cash amounts paid in 2024, representing the second half of the 2023-2024 board service year and the first half of the 2024-2025 board service year—“board service year” represents board service from Annual Meeting to Annual Meeting, which is generally June to the following June. Cash amounts are paid in four equal installments on or about July 1st, October 1st, January 2nd and April 1st. This includes any additional cash compensation for service on ad hoc committees.
(2)Represents the aggregate grant date fair value of option awards granted in 2024, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). As of December 31, 2024, the total number of shares subject to outstanding stock options held by each non-employee director was as follows: Dr. Bechtel, 12,594; Ms. Chiavarini, 303; Mr. Grandinetti, 15,671; Mr. Leach, 24,804; and Mr. Szot, 12,545. This includes any additional equity compensation for service on ad hoc committees.
(3)Ms. Chiavarini retired from the board of directors at the Annual Meeting in July 2024.
(4)Mr. Grandinetti elected to receive $7,000 of his cash compensation in option awards in 2024.
(5)Mr. Leach did not receive any cash compensation in 2024 as he elected to receive his full compensation in option awards.
(6)Mr. Moss joined our board of directors in January 2025.
Non-Employee Director Compensation Program
The non-employee director compensation program (the “Director Compensation Program”) provides both cash and equity compensation components to our non-employee directors for their service on the board, which includes compensation for service on the various committees of the board. The current Director Compensation Program was adopted in April 2024.

The annual cash component of the Director Compensation Program is as follows:

Cash
Retainer for service on the board	$27,000
Additional retainer for service on the board – Chair	40,000
Incremental retainers for chair of committees:
Audit	15,000
Compensation	15,000
Nominating and Corporate Governance	15,000
Incremental retainers for members of committees:
Audit	5,000
Compensation	5,000
Nominating and Corporate Governance	5,000
In 2024, each non-executive director received a stock option grant equal to 0.75% of common stock outstanding on a fully diluted basis at the time of grant, which grant was made on August 27, 2024. The options granted to non-employee directors pursuant to the Director Compensation Program have an exercise price equal to the closing market price of our common stock on the date of grant. The options vest in equal quarterly installments over the related service period, generally over one year, and expire on the fifth anniversary of the date of grant. In addition, each director, in his or her sole discretion, may elect to have all or any portion of their designated cash compensation paid in equity in lieu of cash, subject in all cases to shares available under our equity incentive plan.
Ad Hoc Committees and Expense Reimbursements
Our board of directors forms ad hoc committees from time-to-time to assist the board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate. The directors serving on such ad hoc committees are compensated as determined by the board of directors from time to time.
In addition, we reimburse non-employee directors for reasonable travel expenses for participation in board meetings and for travel conducted on behalf of our business.

EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table sets forth the compensation earned during the past two fiscal years by (i) our principal executive officer, and (ii) our most highly compensated executive officer other than the principal executive officer who was serving as an executive officer at the end of 2024 (collectively, “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joel L. Fruendt	2024	$344,875	$75,000	$—	$152,890	$3,044	$575,809
President and Chief Executive Officer	2023	340,000	—	—	—	3,044	343,044
Thomas C. Chesterman	2024	261,458	30,000	—	65,525	7,195	364,178
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2023	250,000	—	—	—	11,431	261,431
__________
(1)Amounts presented reflect the aggregate grant date fair value of the awards, determined in accordance with ASC 718. Assumptions used in the calculation of these award amounts are set forth in Note 6 (Stock-based Compensation) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)Other compensation consists of life and disability insurance premiums.
Outstanding Equity Awards at December 31, 2024
The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
	Date of Grant	Number of securities underlying outstanding options (#)			Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Name		Exercisable	Unexercisable
Joel L. Fruendt	12/14/2022	397	198	(2)	$319.20	12/14/2027	—	$—
	8/27/2024	6,266	50,130	(2)	2.81	8/27/2034	—	—
Thomas C. Chesterman	12/1/2015	2	—		24,000.00	12/1/2025	—	—
	7/31/2020	10	—		4,320.00	7/31/2025	—	—
	2/17/2022	23	2	(2)	1,965.36	2/17/2027	—	—
	12/14/2022	192	97	(2)	319.20	12/14/2027	—	—
	8/27/2024	2,685	21,485	(2)	2.81	8/27/2034	—	—
____________
(1)The option exercise price is the closing price of our common stock on the grant date, as adjusted for reverse stock splits where applicable.
(2)The options vest in equal monthly installments over a period of three years.
Employment Agreements
We have entered into agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.
Joel L. Fruendt
On November 9, 2022, we entered into an employment letter agreement with Mr. Fruendt to serve as our Chief Executive Officer. Under the terms of this employment letter agreement, Mr. Fruendt receives an annual base salary of $340,000 and received an inducement stock option to purchase 3.5% of the then outstanding shares of our common stock, which vest on a quarterly basis over a three-year period. Mr. Fruendt will be eligible to receive an annual incentive bonus with a target value equal to 60% of his annual base salary, subject to his achievement of performance objectives to be mutually agreed upon by Mr. Fruendt and our board of directors. In addition, after each full year of employment with our company, subject to board approval, Mr. Fruendt will be eligible to receive additional equity incentive grants consistent with timing for our other employees. Mr. Fruendt also received a one-time cash bonus of $20,000 and a one-time inducement grant of restricted stock units (the “RSUs”) with an aggregate value of $50,945. The RSUs were to vest quarterly over a 12-month period which the board subsequently accelerated to be fully vested as of March 2023. Mr. Fruendt is also eligible to participate in the standard benefits, vacation, and expense reimbursement plans offered to similarly situated employees, and entered into our standard form of indemnification agreement applicable to our directors and officers.
In the event of Mr. Fruendt’s termination by us without Cause or Mr. Fruendt’s resignation for Good Reason (as such terms are defined in his employment letter agreement), Mr. Fruendt will be entitled to severance benefits equal to 12 months’ continuation of his then base salary. In addition, we will reimburse Mr. Fruendt for premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) in effect on the date of termination for coverage in effect for him and, if applicable, his spouse and dependent children on such date under our group health plan(s). Finally, the vesting of Mr. Fruendt’s options will be accelerated such that he will be deemed vested in those shares subject to the options.
Thomas C. Chesterman
We entered into an employment offer letter with Mr. Chesterman on November 20, 2015 to serve as our Chief Financial Officer. Pursuant to this agreement, we pay Mr. Chesterman a salary of $250,000 per year. In addition, Mr. Chesterman is eligible for a performance bonus, which amounts will be determined at least annually by mutual agreement based on achievement of personal and company goals, and which will be targeted to be no less than $200,000 per year. The target for the performance bonus has been subsequently revised and is now targeted to be to up to 50% of Mr. Chesterman’s base annual salary.
Mr. Chesterman is entitled to accrue four weeks paid vacation and ten days of sick leave per calendar year and may participate in our standard benefits plans.
Insurance Premiums
We pay 75% of the premiums for medical insurance and dental insurance for all full-time employees, including our named executive officers. We also offer high deductible plan options that include a healthcare flexible spending account component for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.
Equity Compensation Plan Information
The following table presents certain information regarding our common stock that may be issued under our equity plans, including upon the exercise of options and vesting of RSUs granted to employees, consultants or directors as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,454,855	$13.97	60,228
Equity compensation plans not approved by security holders	603	319.20	—
Total	1,455,458	14.10	60,228
Options to purchase our common stock are outstanding under the 2018 Plan and our 2015 Equity Incentive Plan (the “2015 Plan”). The 2018 Plan was approved by our stockholders at our 2018 Annual Meeting of Stockholders and replaced the 2015 Plan for purposes of new equity grants. The 2018 Plan enables us to grant options, restricted stock, RSUs and certain other equity-based compensation to our officers, directors, employees and consultants. Our stockholders have approved additional amendments to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan as follows: on July 8, 2020, by 333 shares; on June 26, 2021, by 1,250 shares; on October 12, 2022, by 1,250 shares; on June 26, 2023, by 2,500 shares; and on July 11, 2024, by 200,000 shares.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K and Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company for each of the last two completed fiscal years. The information provided below does not necessarily reflect value actually received or realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.
Pay Versus Performance Table
The following table and accompanying description set forth information for the past three fiscal years regarding compensation as calculated under SEC rules and certain financial performance measures specified under SEC rules.
Pay Versus Performance

Year(1) (a)	Summary Compensation Table for PEO 1(2) (b)	Summary Compensation Table for PEO 2(2) (b)	Compensation Actually Paid to PEO 1(3) (c)	Compensation Actually Paid to PEO 2(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (d)	Average Compensation Actually Paid to Non-PEO NEOs(5) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(6) (f)	Net Loss(7) (g)
2024	$575,809	$—	$580,886	$—	$364,178	$366,296	$20.69	$(6,184,000)
2023	343,044	—	157,524	—	222,732	175,644	3.16	(7,710,000)
2022	239,291	647,039	264,060	426,618	340,931	308,739	15.00	(9,695,000)
____________
(1)We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, as mended (the “Securities Act”), and as such, we are only required to include information for the past three fiscal years in this table for this proxy statement.
(2)The dollar amounts reported in columns (b) are the amounts of total compensation reported for Mr. Fruendt (our current President and Chief Executive Officer since November 14, 2022) (“PEO 1”) and Mr. Siegel (our former Chief Executive Officer who retired from that position in November 2022) (“PEO 2,” together with PEO-1, “PEO”), respectively, for each corresponding year in the “Total” column of the 2024 Summary Compensation Table. Refer to the “2024 Summary Compensation Table.”
(3)The dollar amounts reported in columns (c) represent the amount of “compensation actually paid” to Messrs. Fruendt and Siegel as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Fruendt and Siegel during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Messrs. Fruendt’s and Siegel’s total compensation for each year to determine the compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.
(4)The dollar amounts reported in column (d) represent the average of the amounts reported for our named executive officers as a group (excluding, in the case of 2024 and 2023, Mr. Fruendt, and in the case of 2022, Messrs. Fruendt and Siegel) (“Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are Thomas C. Chesterman for fiscal 2024 and 2023, and Thomas C. Chesterman and Nicole C. Williams for fiscal 2022.
(5)The dollar amounts reported in column (e) represent the average “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the average total compensation for the Non-PEO NEOs for each year to determine the average compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.
(6)Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022, 2023 or 2024.
(7)The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.
Adjustments to Compensation Actually Paid
As noted above in footnotes 3 and 5 to the Pay Versus Performance Table, in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to (i) Messrs. Fruendt’s and Siegel’s total compensation for each fiscal year, as applicable, to determine the compensation actually paid to each of them, and (ii) the average total compensation for the Non-PEO NEOs as a group for each fiscal year to determine the average compensation actually paid to them. The methodology used to determine compensation actually paid is further described in footnotes (1), (2) and (3) below.

	FY2024		FY2023		FY2022
	PEO 1	Non-PEO NEOs Average(1)	PEO 1	Non-PEO NEOs Average(1)	PEO 1	PEO 2	Non-PEO NEOs Average (1)
Total from Summary Compensation Table	$575,809	$364,178	$343,044	$222,732	$239,291	$647,039	$340,931
Adjustments for stock and option awards:
Deduct: Summary Compensation Table amounts (2)	(152,890)	(65,525)	—	—	(175,483)	(66,660)	(80,007)
Add: Fair value of equity granted during fiscal year, outstanding and unvested as of end of fiscal year (3)	158,910	68,105	—	—	200,252	—	62,699
Add (deduct): Change in fair value of equity granted in prior year that is outstanding at beginning and end of fiscal year (3)	—	—	(139,140)	(35,336)	—	(101,523)	(11,621)
Add (deduct): Change in fair value for awards granted in prior fiscal years that vested in fiscal year (3)	(943)	(462)	(46,380)	(11,752)	—	(52,238)	(3,264)
Total adjustments for stock and option awards	5,077	2,118	(185,520)	(47,088)	24,769	(220,421)	(32,193)
Compensation actually paid (as calculated)	$580,886	$366,296	$157,524	$175,644	$264,060	$426,618	$308,739
____________
(1)For the Non-PEO NEOs as a group in each applicable year, amounts presented represent averages.
(2)The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and/or “Option Awards” columns, as applicable, in the 2024 Summary Compensation Table for the applicable year.
(3)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following, to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
Description of Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return
As presented in the table above, compensation actually paid to our PEOs, along with the average compensation actually paid to our Non-PEO NEOs are not directly correlated with total shareholder return. Total compensation actually paid to our PEOs increased by an aggregate of $423,000 from 2023 to 2024 and decreased an aggregate of $533,000 from 2022 to 2023. Non-PEO NEOs’ total average amount of compensation actually paid increased by approximately $141,000 from 2023 to 2024 and decreased approximately $118,000 from 2022 to 2023. While seeing an overall increase in compensation to our officers from 2023 to 2024 and a decrease from 2022 to 2023, we experienced an increase of $18 in total shareholder return from 2023 to 2024 and a decrease of $12 from 2022 to 2023. We utilize several performance measures to align compensation for our executive officers, but those measures tend not to be financial performance measures, such as total shareholder return. Stock options are an integral part of our executive compensation and are used as bonuses or incentives when performance measures have been achieved.
Description of Relationship Between Compensation Actually Paid and Net Income (Loss)
We have reported a net loss in both 2023 and 2024, which decreased by $1.5 million. Regardless of our continued net loss, compensation actually paid to both PEOs and Non-PEO NEOs increased from 2023 to 2024. We have not historically looked to net income (loss) as a guide to measure performance for our executive officers.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not have any formal policies and practices regarding the timing of awards of options in relation to the disclosure of material nonpublic information. Our board of directors and compensation committee do not take material nonpublic information into account when determining the timing and terms of such awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Consistent with our annual compensation cycle, we provide our named executive officers with the opportunity to earn incentive awards, which has historically included options, under a performance-based incentive pay program based on the achievement of individual goals and our achievement of milestones that advance our core business strategies. The timing of any awards of options to executive officers in connection with new hires, promotions, or other non-routine grants is generally tied to the event giving rise to the award, such as an executive officer’s commencement of employment or promotion effective date. As a result, the timing of the award of options occurs independent of the release of any material nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 10, 2025, information regarding beneficial ownership of our common stock by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.
The number of shares listed below under the heading “Total Shares Beneficially Owned” is the aggregate beneficial ownership for each stockholder and includes:
•common stock beneficially owned;
•common stock warrants exercisable;
•currently vested and exercisable options; and
•stock options and warrants that are not currently vested and exercisable but will become so within 60 days of April 10, 2025.
Of this total amount, the number of shares of common stock underlying options that are currently vested and stock options that are not currently vested but will become vested within 60 days after April 10, 2025 are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a stockholder, director or executive officer, or the Deemed Outstanding Shares, and are also separately listed below under the heading “Number of Shares Issuable Upon Exercise of Warrants and Options Exercisable or Vested” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of our common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, principal stockholders and filings made with the SEC. Percentage ownership is based on 1,775,930 shares of common stock outstanding as of April 10, 2025.
Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379.

Name of Beneficial Owner	Number of Shares Beneficially Held		Number of Shares Issuable Upon Exercise of Warrants and Options Exercisable or Vested or That Will Vest Within 60 Days of April 10, 2025		Total Shares Beneficially Owned
					Shares	Percent
Directors and Named Executive Officers:
Joel L. Fruendt	111		17,632		17,743	*
Thomas C. Chesterman	—		7,611		7,611	*
Jamie Bechtel, JD, Ph.D.	1		12,594		12,595	*
Phil N. Grandinetti III	—		15,671		15,671	*
Jake S. Leach	63		24,804		24,867	1.38%
Joshua M. Moss	—		8,057		8,057	*
Matthew K. Szot	2		12,545		12,547	*
All current executive officers and directors as a group (7 persons)	177		98,914		99,091	5.29%
5% Owners:
Lind Global Fund II LP(1)	—		197,215	(2)	197,215	9.99%
PFS Cap Mgt Co	60,507	(3)	120,026		180,533	9.52%
____________
* Represents beneficial ownership of less than one percent (1%).
(1)Based on the statement on Schedule 13G filed with the SEC on February 14, 2025. The address of Lind Global Fund II LP is 444 Madison Avenue, Floor 41, New York, New York 10022.
(2)Does not include 396,938 shares of common stock underlying warrants held by Lind Global Fund II LP, which includes a provision limiting the holder’s ability to exercise the warrants if such exercise would cause the holder to beneficially own greater than 9.99% of our company. Each of Lind Global Fund II LP, Lind Global Partners II LLC, and Jeff Easton has sole shared voting and dispositive power over the shares.
(3)Based on the statement on Schedule 13G filed with the SEC on February 12, 2025. The address of PFS Cap Mgt Co is 2207, Suite B, Bellanca St, Minden, Nevada 89423.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% beneficial owners are required by the SEC to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, forms filed electronically by the reporting person or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements during the fiscal year ended December 31, 2024 were met in a timely manner by our officers, directors and greater-than-10% beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
For the fiscal years ended December 31, 2024 and 2023, we were not a party to any transactions that require disclosure under Item 404 of Regulation S-K.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact they are or were serving in such capacity. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.
Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved requires disclosure under Item 404 of Regulation S-K and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Background
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our President and Chief Executive Officer, and two additional executive officers) as such compensation is described in the “Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement. Our philosophy with respect to compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables us to achieve our strategic goals. Our executive compensation programs are designed to (1) motivate and reward our executive officers, (2) retain our executive officers and encourage quality service, (3) incentivize our executive officers to appropriately manage risks while improving our financial results and (4) align executive officers’ interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value. The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both company-wide performance, financial and operational performance, and the individual performance of the executive, including management of personnel under his or her supervision. The compensation committee’s objectives when setting compensation for our executive officers include:
•setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group;
•retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with our company;
•incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition; and
•aligning executive and stockholder interests. The compensation committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our executive officers with those of our stockholders.
Our compensation program is designed to reward superior performance of both our company and of each individual executive and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives, taking into account their total compensation packages. The following is a summary of some of the material elements of our compensation for our executive officers. We urge our stockholders to review the executive compensation tables for more information.
Base Salaries
We provide each of our named executive officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to our company and competitiveness of the market. Salaries for our named executive officers are determined by the compensation committee, based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive’s services.
Performance Cash-Based Incentive Bonuses
Our practice is to award cash-based incentive bonuses, based in part on the achievement of performance objectives or significant accomplishments as established by the compensation committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align the interests of our employees and consultants, including our named executive officers, with those of our stockholders. Our compensation committee is responsible for approving equity grants. Vesting of the stock option and restricted stock unit awards is tied to continuous service with our company and serves as an additional retention measure and long-term incentive.
Board Recommendation
The board of directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution is submitted for a stockholder vote at the meeting:
RESOLVED, that the stockholders of our company approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the executive compensation section set forth in this proxy statement.
Vote Required
The say-on-pay vote is advisory, and therefore not binding on our company, the board of directors, or the compensation committee. Although non-binding, the vote will provide information to the compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee and our board of directors will be able to consider when determining executive compensation for the years to come.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION IN THIS PROXY STATEMENT.

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN

We are seeking stockholder approval of an amendment to our 2018 Plan to increase the number of shares of common stock available for issuance under the 2018 Plan by 900,000 shares (the “2018 Plan Amendment”).
Following the recommendation by our compensation committee, our board of directors unanimously approved the 2018 Plan Amendment on April 18, 2025, subject to stockholder approval.
Purpose and Background
The 2018 Plan is the sole available plan for granting equity compensation to our employees, officers, directors and consultants. The 2018 Plan’s current authorized share reserve is 207,071 shares plus shares that have or may become available for issuance under the 2018 Plan from the 2015 Plan since the 2018 Plan’s inception of up to an aggregate maximum of 50 shares. As of April 10, 2025, there are only 32,173 shares remaining available for future grant under the 2018 Plan, an insufficient amount to recruit and retain our employees and directors, particularly in this challenging business environment.
As of April 10, 2025, the closing sales price of a share of our common stock as reported on the Nasdaq Capital Market was $1.590 per share and we had 175,671 stock options outstanding, with a weighted average exercise price of $23.27 per share.
In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our board of directors believes that we will need the additional 900,000 new shares to be available under the 2018 Plan. Although the additional shares will increase the potential dilution to stockholders, our board of directors, in consultation with the compensation committee, believes our equity compensation program is well-managed, reasonable and within market norms with the addition of the new shares.
In determining the number of additional new shares to allocate to the 2018 Plan, our board of directors analyzed various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs. As of April 10, 2025, 1,775,930 shares of our common stock are outstanding and 4,402,473 shares of our common stock are outstanding on a fully diluted basis (assuming exercise of all outstanding warrants and stock options). The potential dilution to current stockholders that could result from the additional 900,000 shares requested plus the remaining 32,173 shares available for issuance under the 2018 Plan as of April 10, 2025 would be approximately 17% of our fully diluted shares outstanding. We believe this amount is less than the median of similarly situated companies. In addition, our approximate annual “burn rate” for grants for fiscal years 2020 to 2024 was on average 19% per year, based on the average number of shares subject to all equity awards made under the 2018 Plan during each of the five fiscal year periods divided by the average number of shares of common stock outstanding as reported in the Form 10-Ks for each of the five fiscal year end periods. We believe this amount is below typical annual usage for companies of similar size and character.
Practically, equity grants will only be effective if the grants represent sufficient value, and we believe that management will be most aligned with stockholders if the grants represent meaningful equity-based compensation.
Under applicable Nasdaq rules, we are required to obtain stockholder approval of the 2018 Plan Amendment. If the 2018 Plan Amendment is approved, the 2018 Plan Amendment will become effective as of the date of the Annual Meeting. If the 2018 Plan Amendment proposal is not approved, we may continue to grant awards under the 2018 Plan in accordance with the current terms and the current limited share reserve remaining available and, thereafter, we will be unable to grant equity compensation on a basis consistent with our historical practice. As a result, we may need to consider other compensation alternatives, such as cash compensation. Replacing equity with cash would increase cash compensation expense and divert cash that could otherwise be used for our business operations or reinvested in the business. As such, our board of directors recommends that stockholders approve the 2018 Plan Amendment.
The principal features of the 2018 Plan, taking into account the effect of the 2018 Plan Amendment, are summarized below. This summary does not contain all information about the 2018 Plan, as amended by the 2018 Plan Amendment, and is qualified in its entirety by reference to the text of the 2018 Plan, as amended by the 2018 Plan Amendment.
Executive officers and directors have a financial interest in this proposal because they are eligible to participate in the 2018 Plan.

Description of the 2018 Plan, As Amended
Purpose. The purpose of the 2018 Plan is to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of our company and provide a means by which the eligible recipient may benefit from increases in value of our common stock.
Eligibility. Our 2018 Plan allows for the grant of incentive stock options to our employees and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to our employees, officers, directors and consultants. As of April 10, 2025, approximately 18 employees, including two executive officers and five non-employee directors, were eligible to participate in the 2018 Plan.
Authorized Shares. The maximum number of shares of our common stock authorized for issuance under our 2018 Plan is 1,107,071, which includes the requested 900,000 shares. In addition, the 2018 Plan authorizes for issuance (i) shares that remained available for new grants under the 2015 Plan on the date the board of directors originally approved the 2018 Plan (which amount was 217 shares) and (ii) shares subject to outstanding awards under the 2015 Plan on that date that subsequently cease to be subject to such awards. As of April 10, 2025, 3 shares remain subject to outstanding awards under the 2015 Plan. To the extent such outstanding awards under the 2015 Plan are exercised for or settled in shares, those shares will not become available for issuance under the 2018 Plan.
To the extent that stock awards granted under our 2018 Plan expire or terminate without being exercised in full or are settled in cash, then any such expiration, termination or settlement will not reduce the number of shares available for issuance under our 2018 Plan. Additionally, shares issued pursuant to stock awards under our 2018 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2018 Plan.
Subject to the 2018 Plan’s share reserve, incentive stock options can be granted under the 2018 Plan in an amount not to exceed three times the total authorized share reserve of the 2018 Plan (under the tax rules for incentive stock options, certain shares that are subsequently repurchased by us or forfeited under the 2018 Plan cannot be used again for future grants of incentive stock options).
2018 Plan Administration. Our board of directors and/or compensation committee of our board of directors administers our 2018 Plan and the stock awards granted under it (references to “board” below generally refer to both our board of directors and the compensation committee). Subject to the terms of the 2018 Plan, the board of directors has the authority to select the individuals to receive awards, determine the terms and conditions of all awards and interpret the provisions of the 2018 Plan and any awards, notices or agreements executed or entered into under the 2018 Plan. The board may amend the 2018 Plan or any awards granted under the 2018 Plan in these and other respects with the written consent of any adversely affected participant, although certain material amendments to the 2018 Plan require stockholder approval. Our board is also authorized to delegate to officers the authority to make grants to non-officer employees, within limits prescribed by the board, the 2018 Plan and applicable law.
Corporate Transactions. Our 2018 Plan provides that our board of directors will determine how each outstanding award will be treated in the event of certain specified significant corporate transactions, including (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction.
The board of directors may (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, if any, determined by the board or (6) make a payment, in the form determined by the board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award prior to the transaction over any exercise price payable by the participant in connection with the exercise. The board of directors is not obligated to treat all stock awards, even those that are of the same type, or all participants in the same manner.
In the event of a change in control, awards granted under the 2018 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2018 Plan, a change in control is defined to include (1) the acquisition by any person of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) our stockholders approve or our board of directors approves a plan of complete dissolution or liquidation or a complete dissolution or liquidation of us otherwise occurs except for a liquidation into a parent corporation, (4) a sale, lease, exclusive license or other disposition of all or substantially all of the assets to an entity that did not previously hold more than 50% of the voting power of our stock and (5) individuals who constitute our incumbent board of directors ceasing to constitute at least a majority of our board of directors.
Types of Awards.    The 2018 Plan permits the grant of any or all of the following types of awards.
Stock Options. Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the board of directors. The board of directors determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the board of directors.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the board of directors. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the board of directors or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the board of directors. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The board of directors determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us.
Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the board of directors. The board of directors determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the board of directors.
Other Stock Awards. The board of directors may grant other awards based in whole or in part by reference to our common stock. The board of directors will set the number of shares under the stock award and all other terms and conditions of such awards.
Repricing. The 2018 Plan prohibits the board of directors, without stockholder approval, from lowering the exercise or grant price of an option after it is granted, except in connection with capitalization adjustments provided under the 2018 Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, canceling an option at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award, or issuing an option or stock appreciation right or amending an outstanding option or stock appreciation right to provide for the grant or issuance of a new option or stock appreciation right on exercise of the original option or stock appreciation right.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2018 Plan, (ii) the class and maximum number of shares that may be issued upon the exercise of incentive stock options and (iii) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Transferability. Under our 2018 Plan, the board of directors may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will or the laws of descent and distribution, except as otherwise provided under our 2018 Plan.
2018 Plan Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate our 2018 Plan, although certain material amendments require the approval of our stockholders, and amendments that would impair the rights of any participant require the consent of that participant.
U.S. Federal Income Tax Information
The following is a general summary of the material U.S. federal income tax consequences of the 2018 Plan to us and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the 2018 Plan, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.
Incentive Stock Options. Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the 2018 Plan. If a participant exercises an incentive stock option during the participant’s employment as an employee or within three months after the participant’s employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.
Nonqualified Stock Options. Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the 2018 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price. Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option. If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of our common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture. The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a stock appreciation right, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the stock appreciation right.

Unrestricted Stock Awards. If a participant receives shares of stock under the 2018 Plan that are not subject to restrictions, the participant generally will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares. The participant’s holding period for the shares will begin on the date that the participant receives the shares, and the participant’s tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.
Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.
The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.
Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.
U.S. Federal Income Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to certain limitations on deductions for compensation contained in the Code.
Code Section 409A. We intend that awards granted under the 2018 Plan comply with, or otherwise be exempt from, Section 409A of the Code.
2018 Plan Benefits
All awards to employees, officers, directors and consultants under the 2018 Plan are generally made at the discretion of our compensation committee and/or board of directors. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not generally determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Executive Compensation” section. Grants made to our non-employee directors in the last fiscal year are described in the “Director Compensation” section.
No grants have been made under the 2018 Plan subject to stockholder approval of the 2018 Plan Amendment.
Vote Required
The affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the 2018 Plan Proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will not be considered a “routine” matter. A broker non-vote will have no effect as these votes are not considered “entitled to vote.”
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2018 PLAN AMENDMENT.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The independent registered public accounting firm of M&K CPAS, PLLC has acted as our auditor since December 22, 2014 and has audited our financial statements for each of our 2014 to 2024 fiscal years. M&K CPAS, PLLC is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit.
The audit committee has appointed, and the board of directors has ratified the audit committee’s appointment of, M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that our stockholders fail to ratify the appointment, the audit committee may reconsider its appointment of M&K CPAS, PLLC. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders. A representative of M&K CPAS, PLLC is expected to be present at our Annual Meeting, where the representative will have the opportunity to make a statement and to respond to appropriate questions.
Principal Accountant Fees and Services
The aggregate fees billed by M&K CPAS, PLLC are as follows:

	Years Ended December 31,
	2024	2023
Audit fees(1)	$64,635	$61,900
Audit-related fees(2)	23,175	22,250
Tax fees	—	—
All other fees	—	—
Total fees	$87,810	$84,150
____________
(1)Includes audit fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in each of our quarterly reports on Form 10-Q, and accounting services that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.
(2)Includes audit-related fees related to reviews of registration statements and consents related to documents filed with the SEC, our public offerings of securities. Such services were reasonably related to the performance of M&K CPAS, PLLC’s audit of our financial statements and not reported under the caption “Audit fees.”
Pre-Approval Policies and Procedures
We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K CPAS, PLLC and the estimated fees related to these services.
All audit, audit-related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K CPAS, PLLC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Vote Required
The affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person will have no effect on this proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT
In connection with our financial statements for the fiscal year ended December 31, 2024, the audit committee has:
•reviewed and discussed the audited financial statements with management;
•discussed with our independent registered public accounting firm, M&K CPAS PLLC, the matters required to be discussed by applicable auditing standards, including Auditing Standard No. 1301, Communications with Audit Committees; and
•received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee approved and recommended to the board of directors that our audited financial statements be included in our 2024 Annual Report filed with the SEC.
Submitted by the Audit Committee:
Matthew K. Szot (Chair)
Jake S. Leach
Joshua M. Moss

PROPOSAL FIVE
APPROVAL OF THE ISSUANCE PROPOSAL
Background and Description of the Issuance Proposal
On March 9, 2025, we entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of certain of our existing warrants to purchase up to 374,718 shares of our common stock, originally issued to the Holders on August 23, 2024, at an exercise price of $4.35 per share (the “Existing Warrants”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 374,718 shares of common stock at a reduced exercise price of $2.90 per share in consideration of our agreement to issue, in a private placement (the “Private Placement”), new short-term common stock purchase warrants (the “New Warrants”), as described below, to purchase up to an aggregate of 1,498,872 shares of common stock (the “New Warrant Shares”) at an exercise price of $2.90 per share.
Each New Warrant has an exercise price equal to $2.90 per share. The New Warrants will be exercisable commencing on the effective date of the stockholder approval (the “Stockholder Approval”) and will expire on the eighteen-month anniversary of the effective date of the Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on March 11, 2025 (the “Closing Date”). We expect to use the net proceeds from these transactions for working capital and general corporate purposes. We expect to receive aggregate gross proceeds of approximately $1.1 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by us.
We also entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), dated as of February 26, 2025, to act as our exclusive placement agent in connection with the Private Placement and agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. We also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $25,000 for its accountable expenses and $10,000 for its clearing costs. In addition, we agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants” and together with the New Warrants, the “Warrants”) to purchase up to 18,736 shares of common stock (the “Placement Agent Warrant Shares” and together with the New Warrant Shares, the “Warrant Shares”) (5.0% of the Existing Warrants being exercised), which have the same terms as the New Warrants except the Placement Agent Warrants will have an exercise price equal to $3.625 per share (125% of the offering price). The Placement Agent Warrants will be exercisable commencing on the effective date of the Stockholder Approval and expire on the eighteen-month anniversary of the effective date of the Stockholder Approval.
Nasdaq Listing Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).
Pursuant to the Inducement Letters, we agreed to seek Stockholder Approval for the issuance of the New Warrant Shares and Placement Agent Warrant Shares. See “The Inducement Letters” below.
Reasons for the Private Placement
As of March 31, 2025, our cash and cash equivalents were approximately $1.6 million. We believe that the Private Placement, which yielded gross proceeds of approximately $1.1 million, was necessary in light of the Company’s cash and funding requirements at the time. In addition, at the time of the Private Placement, our board of directors considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our board of directors, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

The Inducement Letters
The Inducement Letters contain representations and warranties of us and the Holders, which are typical for transactions of this type. In addition, the Inducement Letters contain customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Inducement Letters):
●    We agreed not to enter into any variable rate transactions for a period of one year following the closing date of the Private Placement, subject to certain exceptions (including the entry into and/or issuance of the shares of common stock in an “at the market” offering with the Placement Agent as the sales agent thirty (30) days after closing date of the Private Placement);
●    We agreed not to issue any shares of common stock or common stock equivalents or to file any registration statements with the SEC (in each case, subject to certain exceptions) until thirty (30) days after the closing date of the Private Placement;
●    We agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) as soon as practicable (and in any event within thirty (30) calendar days of the date Stockholder Approval is received), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) calendar days following the date Stockholder Approval is received (or within ninety (90) calendar days following the date Stockholder Approval is received in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares; and
●    We agreed to hold a meeting of our stockholders no later than 90 days following the closing of the Private Placement to obtain Stockholder Approval of the issuance of the New Warrant Shares upon exercise of the New Warrants in accordance with the applicable law and rules and regulations of the Nasdaq Stock Market, and to call a meeting every 90 days thereafter if Stockholder Approval is not obtained at the initial meeting, to seek such Stockholder Approval until the earlier of the date on which stockholder approval is obtained or the New Warrants are no longer outstanding.
The Engagement Letter
Pursuant to the Engagement Letter, we paid the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. In addition, we reimbursed the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants consisting of up to $25,000 for its accountable expenses and $10,000 for its clearing costs. The Engagement Letter provided for the issuance of the Placement Agent Warrants to the Placement Agent or its designees as partial compensation for the Placement Agent’s services in connection with the exercise of the Existing Warrants.
The Warrants
Each New Warrant will have an exercise price equal to $2.90 per share. The New Warrants will be exercisable commencing on the effective date of the Stockholder Approval and will expire on the eighteen-month anniversary of the effective date of the Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price.
The New Warrants will be exercisable, at the option of each Holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A Holder (together with its affiliates) may not exercise any portion of such Holder’s New Warrants to the extent that the Holder would own more than 4.99% (or, at the election of the Holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the Holder to us, the Holder may increase or decrease the amount of ownership of outstanding stock after exercising the Holder’s New Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until sixty-one (61) days following notice to us.
If, at the time a Holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.
The Placement Agent Warrants have substantially the same terms as the New Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.625.
Effect of the Issuance of the Warrant Shares
The potential issuance of the Warrant Shares would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their Warrants.
Reasons for Nasdaq Stockholder Approval
Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the shares of our common stock outstanding immediately preceding the signing of the Inducement Letters, which we signed on March 9, 2025.
Immediately prior to the execution of the Inducement Letters we had 1,401,212 shares of common stock issued and outstanding (which does not reflect the issuance of 374,718 shares to the Holders upon their exercise of the Existing Warrants). Therefore, the potential issuance of 1,517,608 Warrant Shares (consisting of 1,498,872 New Warrant Shares and 18,736 Placement Agent Warrant Shares) would have constituted greater than 20% of the shares of common stock outstanding immediately prior to the execution of the Inducement Letters. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance, or potential issuance by us of our common stock (or securities exercisable for our common stock) in excess of 20% of the shares of common stock outstanding immediately prior to the execution of the Inducement Letters.
We cannot predict whether or when the Warrant holders will exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of common stock to the Warrant holders. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of common stock, if necessary, to the Warrant holders.
Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock.
Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Placement under Nasdaq Listing Rule 5635(b) because the terms of the Warrants include beneficial ownership limitations that prohibit the exercise of the Warrants to the extent that such exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our common stock.
Potential Consequences of Not Approving the Issuance Proposal
The board of directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Inducement Letters, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to issue the shares of common stock underlying the Warrants upon exercise thereof.
The failure of our stockholders to approve the Issuance Proposal will mean that (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses, including the costs and expense of seeking stockholder approval until our stockholders approve the issuance of the shares underlying the Warrants pursuant to the Inducement Letters.
We would realize an aggregate of up to approximately $4.4 million in gross proceeds if all the Warrants were exercised for cash. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Further Information
The terms of the Inducement Letters and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Inducement Letters, New Warrant, and Placement Agent Warrant, which were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on March 11, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.
Required Vote
The affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the Issuance Proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will not be considered a “routine” matter. A broker non-vote will have no effect as these votes are not considered “entitled to vote.”
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL.

PROPOSAL SIX
APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL
Background and Reasons for Reverse Stock Split
We are submitting this proposal to our stockholders for approval to effect a reverse stock split so that we can move immediately to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, if necessary, in the sole discretion of the board of directors, to remain listed on the Nasdaq Capital Market (“Nasdaq”). If our board of directors does not implement a reverse stock split within the one-year anniversary of the date on which a reverse stock split is approved by our stockholders at the Annual Meeting or any adjournment or postponement thereto, the authority granted in this proposal to implement a reverse stock split will terminate. Rules of Nasdaq, where our common stock is listed, require us to meet certain continued listing requirements, including maintaining our bid price at least at $1.00 per share (“Minimum Bid Price Requirement”). A failure to maintain the bid price at $1.00 per share for a period of 30 consecutive business days could result in a bid price deficiency. While we are currently not experiencing a bid price deficiency, we are seeking this approval pre-emptively at the Annual Meeting in light of Nasdaq’s recent rule-making, which as explained below, limits a company’s ability to effect a reverse stock split, a tool most frequently used to cure a bid price deficiency, since such an action requires approval from its stockholders under most state laws. Since acquiring stockholder approval could take up to a few months and incur additional expenses, and as explained below, is not feasible due to the rule constraints, our board of directors has determined approval of the stockholders to implement a reverse stock split, if necessary, is in the best interest of our stockholders. For the sake of clarity, we are currently in compliance with the Minimum Bid Price Requirement. We are seeking this approval only as a risk mitigation strategy and as a pre-emptive measure to be deployed at the discretion of the board of directors in order to safeguard listing of our common stock on Nasdaq. We provide additional background and a description of the Nasdaq rule below.
On August 25, 2023, we were informed by Nasdaq that we had failed to meet the Minimum Bid Price Requirement for a period of 30 consecutive business days and we were granted an extended compliance period to cure the bid price deficiency. In order to cure the deficiency, we implemented a reverse stock split, effective July 24, 2024, whereby every ten shares of our outstanding common stock was combined and reclassified into one share of common stock. Consequently, on August 9, 2024, the Nasdaq listing qualifications department deemed that we had regained compliance with the Minimum Bid Price Requirement.
Nasdaq Listing Rule 5810(c)(3)(A)(v) on excessive reverse stock splits sets forth that if a company’s security fails to meet the Minimum Bid Price Requirement and the company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company shall not be eligible for any compliance period and Nasdaq’s listing qualifications department shall issue a staff delisting determination with respect to that security (the “Delisting Determination”). Since we effected a reverse stock split during the prior one-year period, if we are deemed to be no longer in compliance with the Minimum Bid Price Requirement prior to July 25, 2025, Nasdaq will likely issue us a Delisting Determination without providing us the otherwise available compliance period of 180 days to cure the deficiency. Upon receipt of a Delisting Determination, we may, under Nasdaq Rule 5815, request a written or oral hearing before a hearings panel (the “Hearings Panel”) to review the Delisting Determination, submit a written plan of compliance and request that the Hearings Panel grant an exception to the listing standards for a limited time period in order for us to effect a reverse stock split. However, there is no guarantee that either the Nasdaq listing qualifications department or the Hearings Panel following the hearing will grant us an exception to the listing standards, especially in light of our history of implementing reverse stock splits to regain compliance with the Minimum Bid Price Requirement, the most recent of which was effected in the prior year period. Accordingly, our board of directors intends to closely monitor our compliance with the Minimum Bid Price Requirement. If our board of directors determines, in its sole discretion, that a reverse stock split is necessary to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq, it expects to utilize the stockholder approval to effect a reverse stock split within the approved range of ratios. If our board of directors does not implement a reverse stock split within the one-year anniversary of the date on which a reverse stock split is approved by our stockholders, the authority granted in this proposal to implement a reverse stock split will terminate.
We also believe that a reverse stock split and the resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our common stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that a reverse stock split will provide our board of directors flexibility to make our common stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our common stock and may facilitate future sales of our common stock. A reverse stock split could also increase interest in our common stock for analysts and brokers who may otherwise have policies that discourage or prohibit them from following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
As such, if necessary, we believe that a reverse stock split will likely be our best option to meet the criteria to satisfy the Minimum Bid Price Requirement for continued listing on Nasdaq. A decrease in the number of outstanding shares of our common stock resulting from a reverse stock split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. Accordingly, our board of directors approved the Reverse Stock Split Proposal as being in the best interests of our company. However, we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of Nasdaq following a reverse stock split.
Proposed Amendment
Our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), currently authorizes us to issue a total of 110,000,000 shares of stock, consisting of 100,000,000 shares of common stock, and 10,000,000 shares of preferred stock.
On April 18, 2025, subject to stockholder approval, our board of directors approved an amendment to our Charter to effect a reverse stock split (“Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-12. Our board of directors intends to effect a Reverse Stock Split if it determines, in its sole discretion, that effecting such Reverse Stock Split is in the best interests of our company and our stockholders and is necessary to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq. If our board of directors does not implement a Reverse Stock Split within the one-year anniversary of the date on which a Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement a Reverse Stock Split will terminate. The exact ratio of the Reverse Stock Split will be set within this range as determined by our board of directors, in its sole discretion, prior to the time of the Reverse Stock Split and will be publicly announced by us prior to the effective time.
The primary goals of the Reverse Stock Split will be to increase the per share market price of our common stock to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq and to assist in our capital-raising efforts. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 12 shares of our outstanding common stock would be combined and reclassified into one share of common stock. The actual timing for implementation of the Reverse Stock Split would be determined by our board of directors, in its sole discretion, based upon its evaluation as to when such action would be most advantageous to our company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders and within the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by our stockholders, our board of directors will make a determination, in its sole discretion, as to whether effecting the Reverse Stock Split is in the best interests of our company and our stockholders in light of, among other things, our ability to increase the trading price of our common stock without effecting the Reverse Stock Split, the per share price of the common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If our board of directors determines, in its sole discretion, that it is in the best interests of our company and our stockholders to effect the Reverse Stock Split, it will hold a board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors our board of directors will consider in deciding whether to effect the Reverse Stock Split, see “Determination of the Reverse Stock Split Ratio” and “Board Discretion to Effect the Reverse Stock Split.”
The text of the proposed amendment to the Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable. Our board of directors intends to effect the

Reverse Stock Split if it determines, in its sole discretion, that effecting such Reverse Stock Split is in the best interests of our company and our stockholders and is necessary to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq. If our board of directors does not implement a reverse stock split within the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Accordingly, our board of directors approved the Reverse Stock Split Proposal as being in the best interests of our company.
Risks Associated with the Reverse Stock Split
A Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.
As noted above, the purpose of a Reverse Stock Split is to increase the per share market price of our common stock to meet the minimum stock price standards of Nasdaq and to assist in our capital-raising efforts. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that a Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that a Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions and prospects for future success.
A Reverse Stock Split May Decrease the Liquidity of our Common Stock.
Our board of directors believes that a Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, a Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of a Reverse Stock Split.
A Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.
If a Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following a Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.
A Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.
A Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.
Potential Consequences if the Reverse Stock Split Proposal is Not Approved
If the Reverse Stock Split Proposal is not approved by our stockholders, our board of directors will not have the authority to effect the Reverse Stock Split Charter Amendment to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share market price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement and to assist in our capital-raising efforts. The inability of our board of directors to effect a Reverse Stock Split could expose us to delisting from Nasdaq and could have a negative impact on our capital-raising efforts.
Determination of the Reverse Stock Split Ratio
Our board of directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of a Reverse Stock Split. The Reverse Stock Split ratio to be selected by our board of directors will be not less than 1-for-2 and not more than 1-for-12.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
•our ability to maintain the listing of our common stock on Nasdaq;
•the historical trading price and trading volume of our common stock;
•the trading price and trading volume of our common stock immediately prior to the Reverse Stock Split;
•the expected stability of the per share price of our common stock following the Reverse Stock Split;
•the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;
•the number of shares of our common stock outstanding;
•the ratios and timing of our prior reverse stock splits;
•prevailing market conditions;
•general economic conditions in our industry; and
•our market capitalization before and after the Reverse Stock Split.
We believe that granting our board of directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our board of directors chooses to implement a Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, our board of directors will have the discretion to implement a Reverse Stock Split or to not effect a Reverse Stock Split at all. Our board of directors intends to effect a Reverse Stock Split if it determines, in its sole discretion, that effecting such Reverse Stock Split is necessary to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq. If our board of directors does not implement a Reverse Stock Split within the one-year anniversary of the date on which a Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement a Reverse Stock Split will terminate. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There can also be no assurance that our common stock will not be delisted from The Nasdaq Capital Market for other reasons.
If our stockholders approve the Reverse Stock Split Proposal, a Reverse Stock Split will be effected, if at all, in the event that the board of directors, in its sole discretion, determines that effecting such Reverse Stock Split is in the best interests of our company and our stockholders and is necessary to cure a bid price deficiency, if it arises, or prevent the occurrence of a bid price deficiency, to remain listed on Nasdaq. If our board of directors does not implement a Reverse Stock Split within the one-year anniversary of the date on which a Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement a Reverse Stock Split will terminate. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our board of directors does not implement a Reverse Stock Split prior to the one-year anniversary of the date on which a Reverse Stock Split is approved by our stockholders at the Annual Meeting, the authority granted in this proposal to implement a Reverse Stock Split will terminate and the Reverse Stock Split Charter Amendment will be abandoned.
The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If a Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than what would occur in the absence of a Reverse Stock Split. Furthermore, the reduced number of shares that would be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.
We have not proposed a Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of our company, nor is it a plan by management to recommend a series of similar actions to our board of directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following a Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of a Reverse Stock Split
Effects of a Reverse Stock Split on Issued and Outstanding Shares.
If a Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock, including shares held by our company as treasury shares, by a Reverse Stock Split ratio of 1-for-2 to 1-for-12. Accordingly, each of our stockholders will own fewer shares of common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.001.
We are currently authorized to issue a maximum of 100,000,000 shares of our common stock. As of the record date, there were 1,775,930 shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of a Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by our board of directors. Thus, a Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. For purposes of illustration, if a Reverse Stock Split is effected at a ratio of 1-for-2 or 1-for-12, the number of issued and outstanding shares of common stock after the Reverse Stock Split would be approximately 887,965 shares and 147,994 shares, respectively.
Following a Reverse Stock Split, our board of directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as our board of directors deems appropriate. In addition, some of the additional shares underlie stock options and warrants, which could be exercised after the Reverse Stock Split Charter Amendment is effected.
Effects of a Reverse Stock Split on Outstanding Equity Awards and Plans.
If a Reverse Stock Split is effected, the terms of equity awards granted under the 2018 Plan, including (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2018 Plan; (iv) the option price of each outstanding stock option; (v) the amount, if any, paid for forfeited shares in accordance with the terms of the 2018 Plan; and (vi) the number of or exercise price of shares then subject to outstanding stock appreciation rights previously granted and unexercised under the 2018 Plan, will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. In addition, the total number of shares of common stock that may be the subject of future grants under the 2018 Plan, as well as any plan limits on the size of such grants (e.g., the 2018 Plan’s limit on the number of stock options or stock appreciation rights that may be granted to our executive officers in any calendar year) will be adjusted and proportionately decreased as a result of the Reverse Stock Split.
Effects of a Reverse Stock Split on Voting Rights.
Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of a Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split.
Effects of a Reverse Stock Split on Regulatory Matters.
We are subject to the periodic reporting and other requirements of the Exchange Act. A Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.
Effects of a Reverse Stock Split on Authorized Share Capital.
The total number of shares of capital stock that we are authorized to issue will not be affected by a Reverse Stock Split.

Treatment of Fractional Shares in a Reverse Stock Split
We do not intend to issue fractional shares in the event that a stockholder owns a number of shares of common stock that is not evenly divisible by the Reverse Stock Split ratio. If a Reverse Stock Split is effected, each person who would otherwise be entitled to receive a fraction of a share of common stock and who holds less than one (1) share of common stock following the Reverse Stock Split, will instead be entitled to receive cash in the amount of the fair value of such fractional share as determined by the board of directors.
Stockholders who would otherwise be entitled to receive a fraction of a share of common stock and who hold more than one (1) share of common stock following the Reverse Stock Split, will instead be entitled to receive a whole share of common stock instead of such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Reverse Stock Split and the date payment is received.
After the Reverse Stock Split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except the right to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding less than one (1) share of common stock following the Reverse Stock Split. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effective Time of a Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.
Exchange of Share Certificates
If a Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split common stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to our stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of common stock. No certificate(s) representing post-Reverse Stock Split shares of common stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of common stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock for certificate(s) representing post-Reverse Stock Split shares of common stock registered in the same name.
Stockholders who hold uncertificated shares of common stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of common stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of common stock will contain the same restrictive legend or notation.
Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of common stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split common stock after complying with the requirements that we and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.
STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES

REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.
Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to a Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Regulatory Approvals
A Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating a Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.
Accounting Treatment of a Reverse Stock Split
If a Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of a Reverse Stock Split
The following is a discussion of certain material U.S. federal income tax consequences of a Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.
All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of a Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of common stock were, and the post-Reverse Stock Split shares of common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:
•a citizen or resident of the United States;
•a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.
In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split common stock for post-Reverse Stock Split common stock, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split common stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split common stock should include the period during which the stockholder held the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of common stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would otherwise be entitled to receive a fraction of a share of common stock and who hold less than one (1) share of commson stock following the Reverse Stock Split, will instead be entitled to receive cash in the amount of the fair value of such fractional share as determined by the board of directors. A holder of the pre-Reverse Stock Split shares of common stock who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares of common stock allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares of common stock were held for one year or less and long-term if held more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. Information returns may be required to be filed with the Internal Revenue Service with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain stockholders. Stockholders who would otherwise be entitled to receive a fraction of a share of common stock and who hold more than one (1) share of common stock after the Reverse Stock Split, will be entitled to receive a whole share of common stock instead of such fractional share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.
Vote Required
The affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person will have no effect on this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL SEVEN
APPROVAL OF THE ADJOURNMENT PROPOSAL
Background
Our board of directors believes that if the number of shares of our common stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve the Issuance Proposal and/or the Reverse Stock Split, it is in the best interests of the stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to approve the Issuance Proposal and/or the Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Issuance Proposal and/or the Reverse Stock Split Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast by holders of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting will vote against the Issuance Proposal and/or the Reverse Stock Split Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Issuance Proposal and/or the Reverse Stock Split Charter Amendment and use the additional time to solicit the holders of those shares to change their vote in favor of the Issuance Proposal and/or the Reverse Stock Split Proposal.
Vote Required
The affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person will have no effect on this proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE ADJOURNMENT PROPOSAL.

OTHER MATTERS
Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings
Our stockholders may, at any time, communicate in writing with any member or group of members of our board of directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.
Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.
The chair of the board of directors is expected to make all reasonable efforts to attend our annual meeting of stockholders. If our board chair is unable to attend an annual meeting of stockholders for any reason, at least one other member of the board of directors is expected to attend. Other members of the board of directors are expected to attend our annual meeting of stockholders if reasonably possible. Three of our directors attended our 2024 annual meeting of stockholders.
Proxy Materials Delivered to a Shared Address
Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one Notice. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from the Company or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, Attention: Secretary, or by telephone at (928) 779-4143. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, Attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.
Transaction of Other Business
Our board of directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.
Form 10-K
We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our 2024 Annual Report, as filed with the SEC, but excluding exhibits. Written requests should be mailed to SenesTech, Inc., 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, Attention: Secretary.

ANNEX A

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SENESTECH, INC.
SenesTech, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.The name of the Corporation is SenesTech, Inc.
2.The amendment set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
3.Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by deleting the last paragraph of Article IV thereof in its entirety and adding the following paragraph as the last paragraph of such Article IV.
“Upon the filing and effectiveness (the “Effective Time”) of the Certificate of Amendment adding this paragraph to the certificate of incorporation of the Corporation, each two (2) to twelve (12) shares of Common Stock, issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter automatically and without the necessity of presenting the same for exchange, subject to the adjustment for fractional shares as described above, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented such Old Certificate shall have been combined in the Reverse Split, provided however, that each person holding an Old Certificate shall receive, upon surrender of such Old Certificate to the Corporation, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such Old Certificate shall have been combined.”
4.On , 20 , the Board of Directors of the Corporation determined that each ______ (__) shares of Common Stock, issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment. The Corporation publicly announced this ratio on , 20 .
5.This Certificate of Amendment shall become effective on , 20 , at __.m. Eastern Time.
A-1

IN WITNESS WHEREOF, SenesTech, Inc. has caused this Certificate of Amendment to be executed as of this , 20 .

SENESTECH, INC.
By:
Name:
Title:

A-2

SENESTECH, INC.
C/O TRANSFER ONLINE, INC.
512 SE SALMON STREET
PORTLAND, OR 97214

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. To elect the nominees listed below as Class III directors, each to serve for a three-year term until 2028;

Nominees	For	Withhold
1A Joel L. Fruendt	☐	☐
1B Matthew K. Szot	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 7.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000676627_1 R1.0.0.2

This communication presents only an overview of the more complete proxy materials that are available on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement are vailable at www.proxyvote.com

SENESTECH, INC.
Annual Meeting of Stockholders
Monday, June 9, 2025 12:00 P.M. MST
This proxy is solicited by the board of directors

This proxy will be voted at the annual meeting of stockholders of SenesTech, Inc. (the "Company") by Joel L. Fruendt and Thomas C. Chesterman (the "Proxy Holders"), as directed. By signing on the reverse side of this ballot, you hereby grant to the Proxy Holders your revocable proxy to vote all of your shares of Company common stock as directed. If no direction is indicated, it will be voted "FOR" the election of the nominee directors; "FOR" the say-on-pay proposal; "FOR" the 2018 Plan Amendment proposal; "FOR" the ratification of the appointment of M&K CPAS, PLLC as the independent registered public accounting firm of the Company; "FOR" the Issuance Proposal; "FOR" the Reverse Stock Split Proposal; "FOR" the Adjournment Proposal; and as to such other business as may properly come before the meeting as the Proxy Holders deem advisable.

Continued and to be signed on reverse side

0000676627_2 R1.0.0.2